Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 7, 2023

To Whom It May Concern:

We hereby consent to the use in Amendment No. 3 of Registration Statement on Form S-1 (File No. 333-267039) of our audit opinion report dated November 28, 2022, with respect to the audited financial statements of Cannabis Bioscience International Holdings, Inc. (formerly China Infrastructure Construction Corp.) included therein for the period ended May 31, 2022. We also consent to the references to us under the heading “Experts” in such Registration Statement.

Very truly yours,

/s/ PWR CPA, LLP

PWR CPA, LLP

Houston, TX